Exhibit 99.1

PRESS RELEASE CONTACT: Rob Seelig (603) 640-2212
Stephen Klar Elected to the White Mountains Board

HAMILTON, Bermuda, August 27, 2026 /PRNewswire/ -- The Board of Directors of White Mountains Insurance Group, Ltd. (NYSE: WTM) has elected Stephen Klar as a director of the Company.

Mr. Klar was formerly the President and a Managing Partner of Wellington Management Group LLP.

CEO Liam Caffrey said, "We are delighted to welcome Steve to our Board of Directors. His extensive experience in the financial services industry will greatly benefit our owners."

About White Mountains

White Mountains is a Bermuda-domiciled financial services holding company traded on the New York Stock Exchange and the Bermuda Stock Exchange under the symbol “WTM” and “WTM.BH”, respectively.